(Front)
PROXY                                                       PROXY
                         ROYAL GOLD, INC.
   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stanley Dempsey and John W. Goth, or either of them, as attorneys, agents and proxies (the "Proxies"), each with full power of substitution to vote, as designated below, all the shares of Common Stock of Royal Gold, Inc. held of record by the undersigned on October 8, 1999, at the Annual Meeting of Stockholders of Royal Gold, Inc. (the "Meeting") to be held at the Oxford Hotel, Oxford Theater Room, 1637 Wazee Street, Denver,
Colorado, on November 16, 1999, at 9:30 A.M., or at any postponement or adjournment thereof.

1. PROPOSAL to elect, as Class III directors for a term of three years (term to expire in 2002) or until each such Director's successor is elected and qualified, each of the following nominees:

        FOR   THE NOMINEES  BELOW (except as marked to the contrary)

        WITHHOLD AUTHORITY   to vote for the nominees below

    S. Oden Howell, Jr.         Edwin W. Peiker, Jr.       Donald Worth

INSTRUCTION: To withhold authority to vote for any single nominee, draw a line through the nominee's name above.

2. PROPOSAL to amend the Company's Equity Incentive Plan to increase the number of shares of Common Stock reserved for issuance upon the exercise of options granted under such Plan.

            FOR      AGAINST      ABSTAIN

3. PROPOSAL to ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ended
    June 30, 2000.

            FOR      AGAINST      ABSTAIN

In their discretion, the Proxies are also authorized to vote all of the shares of the undersigned upon such other business as may properly come before the Meeting. Management and Directors are not currently aware of any other matters to be presented at the Meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.


The undersigned acknowledges receipt of this Proxy and a copy of the Notice of Annual Meeting and Proxy Statement, dated October 13, 1999.


              Dated   _________________________________________________

                     __________________________________________________
                                  (Signature)

                     __________________________________________________
                                   (Signature if Held Jointly)

Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                  Please mark, sign, date and return this Proxy promptly.

                                 -1-


                         ROYAL GOLD, INC.
                 1660 Wynkoop Street, Suite 1000
                      Denver, Colorado 80202
                       303/573-1660 (Phone)
                        303/595-9385 (Fax)
                 royalgold@royalgold.com (E-mail)
                   www.royalgold.com (Web site)

           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                  To Be Held November 16, 1999

                             * * * *

To the Stockholders of ROYAL GOLD, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the
Stockholders of Royal Gold, Inc. (the "Company), a Delaware corporation, will be held at the Oxford Hotel, Oxford Theater Room, 1637 Wazee Street, Denver, Colorado, on Tuesday, November 16, 1999, at 9:30 A.M., Mountain Standard Time, for the following purposes:

             1. To elect three Class III directors to serve until the 2002 Annual Meeting of Stockholders or until each such director's successor is elected and qualified;

             2. To amend the Company's Equity Incentive Plan to increase, from 800,000 to 1,300,000, the number of shares of Common
         Stock reserved for issuance upon the exercise of options granted under such Plan.

             3. To ratify the appointment of PricewaterhouseCoopers as independent auditors of the Company for the fiscal year ended June 30, 2000; and

             4. To transact any other business that may properly come before the meeting and any postponements or adjournments thereof.

    Only stockholders of record at the close of business on October 8, 1999, will be entitled to notice of and to vote at the meeting and any postponements or adjournments of the meeting.


                          BY ORDER OF THE BOARD OF DIRECTORS

                          /s/
                          Karen P. Gross
                          Vice President & Corporate Secretary

Denver, Colorado
October 13, 1999


WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE. THE PROMPT RETURN OF YOUR COMPLETED PROXY WILL ASSIST THE COMPANY IN OBTAINING A QUORUM OF STOCKHOLDERS FOR THE ANNUAL MEETING. YOU ARE ALSO ENTITLED TO REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE MEETING, OR TO CHANGE YOUR VOTE BY SUBSEQUENT PROXY, OR TO VOTE IN PERSON AT THE MEETING.

                              -1-


                         PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS

                         ROYAL GOLD, INC.
                       1660 Wynkoop Street
                            Suite 1000
                      Denver, Colorado 80202
                           303/573-1660
                        303/595-9385 (Fax)
                 royalgold@royalgold.com (E-mail)
                   www.royalgold.com (Web site)



              SOLICITATION AND REVOCATION OF PROXIES

    This Proxy Statement is furnished to the Stockholders of Royal Gold, Inc. (the "Company" or "Royal Gold"), a Delaware corporation, in connection with the solicitation, by and on behalf of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of the Stockholders of the Company (the "Meeting") to be held at 9:30 A.M. on Tuesday, November 16, 1999, at the Oxford Hotel, Oxford Theater Room, 1637 Wazee Street, Denver, Colorado. This Proxy Statement, the enclosed Proxy and the Company's Annual Report for the fiscal year ended June 30, 1999, are being mailed to Stockholders on or about October 13, 1999.

    Only holders of shares of the Common Stock ($.01 par value) of the Company ("Common Stock") of record at the close of business on October 8, 1999, will be entitled to notice of, and to vote at, the Meeting and at any and all postponements and adjournments thereof.

    If the enclosed Proxy is properly executed and received by the Company by 10:00 a.m., Mountain Standard Time, on November 16, 1999, the shares represented by the Proxy will be voted at the Meeting in accordance with the instructions indicated thereon. If no choice is indicated, the shares will be voted FOR each of the proposals identified herein. Stockholders who execute Proxies retain the right to revoke such Proxies at any time before they are voted by filing with the Secretary of the Company either an instrument revoking the Proxy or a duly executed Proxy bearing a later date. Proxies may also be revoked by any Stockholder present at the Meeting who desires to vote his or her shares in person.

    Solicitation of Proxies may be made by directors, officers or employees of the Company, without additional compensation, by telephone, facsimile, or personal interview as well as by mail. The Company will request banks and brokers to solicit their customers who beneficially own Common Stock listed in the name of the nominees and will reimburse said banks and brokers for the reasonable out-of-pocket expense of such solicitation. Costs of solicitation will be borne by the Company.


               VOTING RIGHTS AND OUTSTANDING STOCK

    All voting rights are vested exclusively in the holders of the Common Stock. As of the record date, October 8, 1999, there were issued and outstanding 17,778,814 shares of Common Stock, each of which entitles the holder thereof to one vote on all matters which may come before the Meeting. A majority of the issued and outstanding shares of Common Stock, whether represented in person or by Proxy, shall constitute a quorum at any meeting of the Stockholders. Abstentions will be counted as present for purposes of determining whether there is a quorum. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present shall be the act of the Stockholders. In the election of directors, each Stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted. Under Delaware law, holders of Common Stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Meeting.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table shows the beneficial ownership, as of August 31, 1999, of the Common Stock by each director, by each executive officer, by any person who is known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, and by all of the Company's directors and executive officers as a group.


                           Number of Shares of Common Stock
Name and Address                   Beneficially Owned                  Percent
of Beneficial                                Subject to                of
Owner                          Shares         Options(a)     Total(b)  Class

Stanley Dempsey (c)           568,733         430,050        998,783    5.6%
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, Colorado  80202

Edwin W. Peiker, Jr. (d)      421,678          25,000        446,678    2.5%
555 Ord Drive
Boulder, CO  80302

John W. Goth                   24,500          25,000         49,500      *
14142 Denver West Parkway
Suite 170
Golden, CO  80401

Pierre Gousseland              42,500          25,000         67,500      *
4 Lafayette Court, #1B
Greenwich, CT  06830

James W. Stuckert           1,709,350          25,000      1,734,350    9.7%
Hilliard, Lyons, Inc.
P.O. Box 32760
Louisville, Kentucky  40232

Merritt E. Marcus             421,243          25,000        446,243    2.5%
Marcus Paint Co.
235 East Market Street
Louisville, KY  40202

S. Oden Howell, Jr.           566,680          25,000        591,680    3.3%
Howell & Howell Painting
  Contractors, Inc.
P.O. Box 36097
Louisville, KY  40233

Peter B. Babin(e)             240,900         210,120        451,020    2.5%
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

Donald Worth                        0               0              0      *
2679 Bayview Avenue
New York, Ontario M2L 1C1
Canada

Thomas A. Loucks              468,078         85,920          553,998   3.1%
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

Karen P. Gross                 68,650         94,525          163,175      *
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

Donald Baker                    5,200         47,575            52,775      *
Royal Gold, Inc.
1660 Wynkoop Street
Suite 1000
Denver, CO  80202

All Directors &             4,537,512      1,018,190        5,555,702   31.2%
Officers as a
 Group (12 persons)

Societe Generale - Orvalor  1,363,000              0        1,363,000    7.7%
Rese/Ges/OPC
92972 Paris-Ladefense CE DEX
__________________

*           Less than 1% ownership of the Company's Common Stock.

(a) See "Compensation of Directors and Executive Officers -- Option Exercises and Year End-Values."

(b) The amounts shown in the table reflect all shares beneficially owned, including shares subject to outstanding stock options that are exercisable within sixty (60) days of the date of this Proxy Statement.

(c) The amount shown in the table includes 295,882 shares beneficially owned by Mr. Dempsey's immediate family. Mr. Dempsey disclaims beneficial ownership of these 295,882 shares of Common Stock.

(d) The amount shown in the table includes 20,100 shares benefi-cially owned by Mr. Peiker's immediate family. Mr. Peiker disclaims beneficial ownership of these 20,100 shares of Common Stock.

(e) The amount shown in the table includes 40,850 shares beneficially owned by Mr. Babin's immediate family. Mr. Babin disclaims beneficial ownership of these 40,850 shares of Common Stock.

PROPOSAL 1.

                  ELECTION OF CLASS III DIRECTORS

     The Company's Board of Directors consists of three classes of directors, with each class of directors serving for a three-year term ending in a successive year. The Company's current Class I directors are Messrs. Dempsey, Babin and Goth; the Class II directors are Messrs. Stuckert, Marcus and Gousseland; and the Class III directors are Messrs. Howell, Peiker and Worth.

     If the enclosed Proxy is duly executed and timely received for the Meeting, and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby FOR S. Oden Howell, Edwin W. Peiker, and Donald Worth as Class III directors of the Company. If any of the nominees for election as a Class III director should refuse or be unable to serve (an event that is not anticipated), the Proxy will be voted for such person who is designated by the Board of Directors to replace such nominee. Each Class III director elected at the Meeting shall serve until the 2002 Annual Meeting, or until his successor is elected and qualified.

     Information concerning the nominees for election as directors is set forth below under "Directors and Officers."

     Vote Required For Approval And Recommendation. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present is required for the election of directors. Each stockholder eligible to vote may vote the number of shares of Common Stock held for as many persons as there are directors to be elected, but cumulative voting is not permitted.


   THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS
               A VOTE "FOR" THE DIRECTOR NOMINEES.

                      DIRECTORS AND OFFICERS

     Set forth below are the names, position with the Company, periods of service and experience of the directors and officers of the Company. The persons who are nominated for election as directors at the Meeting are indicated with an asterisk.


Stanley Dempsey
Age 60; Chairman of the Board of Directors and Chief Executive
Officer of the Company since August 1984. Class I director; Term expires 2000.

President and Chief Operating Officer of the Company from July 1, 1987 to April 4, 1988. From 1984 through June 1986, Mr. Dempsey was a partner in the law firm of Arnold & Porter. During the same period, he was a principal in Denver Mining Finance Company. From 1960 through 1987, Mr. Dempsey was employed by AMAX, Inc. serving in various managerial and executive capacities. Mr. Dempsey currently serves as a director of Behre Dolbear & Company, Inc., and Hazen Research, Inc., and is also a member of the board of directors of various mining-related associations.

Peter B. Babin
Age 45; President of the Company since December 10, 1996. Class I director since October 1997. Term expires 2000.

Executive Vice President of the Company from January 1, 1995 to December 10, 1996. Senior Vice President from July 1, 1993 to January 1, 1995. From 1989 until 1993, Mr. Babin was a consultant to the Company. From 1986 through 1989, Mr. Babin was Senior Vice President and General Counsel of Medserv Corporation, a provider of ancillary health care services.

John W. Goth
Age 71 Class I director since August 1988; Term expires 2000

Executive Director of the Denver Gold Group and Chairman of the Minerals Information Institute. A consultant to the mining industry since 1985. Mr. Goth was formerly a senior executive of AMAX, Inc. and director of Magma Copper Corporation. He is currently a director of U.S. Gold Corporation, Qualchem, Inc. and Behre Dolbear & Company. (1) (2)

Pierre Gousseland
Age 77   Class II Director since June 1992; Term expires 2001

Financial Consultant. From 1977 until January 1986, Mr. Gousseland was Chairman and Chief Executive Officer of AMAX, Inc. He is presently a Director of Guyanor Ressources S.A. Formerly, Director of the French American Banking Corporation of New York, the American International Group, Inc., Union Miniere, S.A. (Belgium), Degussa AG (Germany), IBM World Trade Europe/Middle East Africa Corporation, Pancontinental Mining Europe GmbH (Germany), and Sauer Group Investments Ltd. Mr. Gousseland has served on the Chase Manhattan International and Creditanstaldt International (Vienna, Austria) Advisory Boards, and is past president of the French-American Chamber of Commerce in the United States. (2)

Merritt E. Marcus
Age 65; Class II director since December 1992.  Term expires 2001.

President and Chief Executive Officer of Marcus Paint Company, a manufacturer of industrial coatings, and Performance Powders, LLC, a manufacturer of industrial powder coatings. Mr. Marcus has served several terms as a director of the National Paint and Coatings Association.

James W. Stuckert
Age 61; Class II director since September 1989; Term expires 2001.

Chairman and Chief Executive Officer of Hilliard, Lyons, Inc., Louisville, Kentucky. Mr. Stuckert is also a Director of Hilliard, Lyons, Inc. and Thomas Transportation. He joined Hilliard, Lyons in 1962 and served in several capacities prior to being named Chairman in December 1995. Mr. Stuckert is a Board of Governor Member of the Security Industries Association. (1) (2)


*S. Oden Howell, Jr.
Age 59; Class III director since December 1993.  Term expires 1999.

Consultant to H&N Constructors, Inc., a contractor specializing in
remodeling and rehabilitation of government facilities.    Mr.
Howell is Secretary/Treasurer of Howell & Howell Painting Contractors, Inc. and owner of Kessinger Service Industries, LLC.
Inc.   From  1972 until 1988, Mr. Howell was Secretary/Treasurer of
Howell & Howell, Inc.

*Edwin W. Peiker, Jr.
Age 68; Class III director since May 1987.  Term expires 1999.

President and Chief Operating Officer of the Company from April 1988 until February 1992. Vice President of Engineering of the Company from May 1987 to April 4, 1988. Principal in Denver Mining Finance Company from 1984 until 1986. From 1983 to 1986, Mr. Peiker was engaged in mineral consulting activities. During the period 1966-1983, Mr. Peiker served in a variety of positions with the Climax Molybdenum division of AMAX, Inc. involved in exploration activities worldwide. (1) (2)


*Donald Worth
Age 67.  Class III director since April 1999.  Term expires 1999.

Mr. Worth has been involved in the mining industry since 1949. He formerly was a mining specialist and a vice president of Canadian Imperial Bank of Commerce (Canada). Mr. Worth is a director of Canarc Resource Corporation, Cominco Ltd., Founders Capital Corporation, and Tiomin Resources Inc. He is also a trustee of Labrador Iron Ore Royalty Income Fund, and is involved with several professional associations both in Canada and the United States.


Karen P. Gross
Age 45.

Vice President of the Company since June 1994 and Corporate Secre-

tary since 1989. From 1987 until 1989, Ms. Gross was the Assistant Secretary to the Company and Executive Assistant.

Thomas A. Loucks
Age 50

Executive Vice President and Treasurer of the Company since 1991. From August 1988 until 1991, Mr. Loucks was Vice President, Corporate Development of the Company. From August 1985 until August 1988, Mr. Loucks was a Business Development Analyst with Newmont Mining Company. Mr. Loucks is a Director of the Society of Economic Geologists, Inc., the Society of Economic Geologists Foundation, Inc., and the Economic Geology Publishing Company.

Donald J. Baker
Age 50

Vice President of the Company since November 1998. From January 1997, until 1999, Mr. Baker was Manager of Corporate Development. From 1994 until 1997, he was a consultant to the Company. Mr. Baker was previously employed with Climax Molybdenum Company and Homestake Mining Company.
___________

(1)  Member of Audit Committee.
(2)  Member of Compensation Committee.


               MEETINGS AND COMMITTEES OF THE BOARD

     During the fiscal year ended June 30, 1999, the Board of Directors held four regular meetings, and on five separate occasions action was taken by unanimous consent. Each director attended (in person or by telephone) at least 75% of the aggregate number of meetings of the Board and of the Committee(s) of the Board on which he served.

     The Board of Directors has a standing Audit Committee and a standing Compensation Committee. During the year ended June 30, 1999, the Audit Committee consisted of James W. Stuckert, John W. Goth, and Edwin W. Peiker, Jr. The Audit Committee held one meeting during the fiscal year. The function of the Audit Committee is to aid the directors in undertaking and fulfilling their responsibilities for financial reporting to the stockholders; to review internal financial procedures and reports; to recommend changes in the method of reporting to ensure timely and accurate reporting of financial data; to review audit principles in conjunction with the Company's independent auditors; to provide better avenues of communication between the Board of Directors, management and the external auditors and internal accounting personnel; and to recommend the appointment of the Company's independent auditors.

     During the year ended June 30, 1999, the Compensation Committee consisted of John W. Goth, James W. Stuckert and Pierre Gousseland. The Compensation Committee met three times during the last fiscal year. The Compensation Committee assumes the crucial role of implementing compensation plans for top executives, as well as directors. The Committee forges the key link between the Board and management that balances the interests of shareholders and
those of management.   The Compensation Committee's function is to
review new or modified programs in the areas of executive salary, incentive compensation, and stock plans; and review and make recommendations to the Company's Board of Directors concerning the levels and form of compensation paid to the officers and key employees of the Company.

     None of the members of the Compensation Committee is or has been an officer or employee of the Company, and none of the executive officers of the Company has served as a member of the Compensation Committee or as a director of another entity, one of whose executive officers served on the Compensation Committee or as a director of the Company.


               COMPLIANCE WITH SECTION 16(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the fiscal year ended June 30, 1999.

        COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     The following table reflects all compensation awarded or paid to or earned by the chief executive officer of the Company and any other executive officer of the Company, for the fiscal year ended
June 30, 1999.


                    SUMMARY COMPENSATION TABLE

                       ANNUAL COMPENSATION

Name and          Year                              Other
Principal         Ended                             Annual
Position          June 30   Salary($)   Bonus($)    Compensation ($)

Stanley Dempsey   1999      250,000     60,000        -
 Chairman & Chief 1998      240,000    110,000        -
Executive Officer 1997      215,000    100,000        -

Peter B. Babin    1999      185,000     50,000        -
President         1998      175,000     80,000        -
                  1997      160,000     65,000        -

Thomas A. Loucks  1999      120,000     10,000        -
Executive Vice    1998      120,000     45,000        -
 President        1997      114,000     35,000        -

Karen P. Gross    1999      105,000     25,000        -
Vice President    1998      100,000     30,000        -
 & Corporate      1997       90,000     27,000        -
 Secretary

Donald Baker      1999 (1)   95,000     40,000        -
Vice President

                      LONG-TERM COMPENSATION

                                Awards          Payouts
                           ------------------  --------
Name and          Year     Restricted           LTIP     All Other
Principal         Ended    Stock      Options/  Payouts  Compensation
Position          June 30  Awards     SARs (#)  ($)      ($)

Stanley Dempsey   1999      -         50,000     -        24,861 (2)
Chairman & Chief  1998      -        164,250     -        29,487
Executive Officer 1997      -         50,000     -        25,562

Peter B. Babin    1999      -         30,000     -        22,783 (3)
President         1998      -        105,120     -        23,027
                  1997      -         30,000     -        19,718

Thomas A. Loucks  1999      -         10,000     -        10,884 (4)
Executive Vice    1998      -         75,920     -        11,685
President         1997      -         20,000     -        11,650

Karen P. Gross    1999      -         20,000     -        11,460 (5)
Vice President    1998      -         67,525     -        11,477
& Corporate       1997      -         20,000     -         9,732
Secretary

Donald Baker      1999 (1)  -         25,000     -        10,383 (6)


     (1)  Prior to 1999, Mr. Baker was not an officer of the Company.

     (2) The Company's SARSEP payments made to Mr. Dempsey in fiscal 1999, 1998, and 1997, were $19,000, $22,325, and $20,400, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 1999, 1998, and 1997 were $5,861, $7,162, and $7,162, respectively.

     (3) The Company's SARSEP payments made to Mr. Babin in fiscal 1999, 1998, and 1997 were $16,450, $17,854, and $14,679, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 1999, 1998, and 1997 were $6,333, $5,172, and $5,039, respectively.

     (4) The Company's SARSEP payments made to Mr. Loucks in fiscal 1999, 1998, and 1997 were $9,100, $10,395, and $10,360, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 1999, 1998, and 1997 were $1,784, $1,290, and $1,290, respectively.

     (5) The Company's SARSEP payments made to Ms. Gross in fiscal 1999, 1998, and 1997 were $9,100, $9,878, and $9,731, respectively, and the Company's payment of group term life insurance and long-term disability insurance premiums paid in fiscal 1999, 1998, and 1997 were $2,360, $1,599, and $1,542, respectively.

      (6) The Company's SARSEP payment made to Mr. Baker in fiscal 1999 was $9,450, and the Company's payment of group term life insurance premium paid in fiscal 1999 was $933.

 Option Grants in Last Fiscal Year

     During the fiscal year ended June 30, 1999, officers of the Company were awarded a total of 135,000 stock options, no stock appreciation rights were awarded to any of the officers of the Company, and no existing options held by any of the officers of the Company were repriced by the Company.

     The following table sets forth certain information on option grants in fiscal 1999 to the named executive officers.

                  Number of    % of Total
                  Securities   Options         Exercise
                  Underlying   Granted to      Price
                  Options      Employees in    ($/share) Expiration
  Name            Granted (#)  Fiscal Year (1) (2)       Date
---------------   -----------  --------------- --------- --------------
Stanley Dempsey     50,000       28.7%         $4.594      Nov. 17, 2008

Peter B. Babin      30,000       17.2%         $4.594      Nov. 17, 2008

Thomas A. Loucks    10,000        5.7%         $4.594      Nov. 17, 2008

Karen P. Gross      20,000       11.5%         $4.594      Nov. 17, 2008

Donald Baker        25,000       14.4%         $4.594      Nov. 17, 2008

                       Potential Realizable Value at Assumed
                       Annual Rates of Stock Price Appreciation
                       for Option Term (3) ($)
                       -----------------------------------------
Name                         5%           10%
---------------        ----------         -------
Stanley Dempsey           144,449         366,063
Peter B. Babin             86,670         219,638
Thomas A. Loucks           28,890          73,212
Karen P. Gross             57,780         146,425
Donald Baker               72,225         183,031

     (1) The percentage of total options granted is stated for the entire number of options granted to each employee.

     (2) The exercise price for all options listed is $4.594, which was the fair market value of the Company's common stock on the date of grant.

     (3) The potential realizable values are stated for the entire number of options granted to each employee. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock (as well as the option holder's continued employment through the vesting period).
     The amounts reflected in this table may not necessarily be achieved.

Aggregated Option/SAR Exercised in Last Fiscal Year and FY-End
Option Values


     The table below sets forth information regarding the deemed value of options exercised by officers during the year ended June 30, 1999, and the deemed value of options held by such persons at June 30, 1999. At June 30, 1999, and at the date of this Proxy Statement, 15,000 shares of Common Stock acquired by officers of the Company as a result of the exercise of stock options as set forth below were sold; all other shares acquired as a result of the exercise of such stock options continue to be held by such officers.

                                          Number of
                                          Securities       Value of
                                          Underlying       Unexercised
                                          Unexercised      In-the-Money
                                          Options/SARs     Options/SARs
                 Shares                   at FY-End (#)(1) at FY-End ($)(2)
                 Acquired on  Value       Exercisable/     Exercisable/
Name             Exercise (#) Realized($) Unexercisable    Unexercisable
---------------  -----------  ----------- ---------------- ----------------

Stanley Dempsey      40,000  $132,180(3)  380,050/50,000    $957,720/0
Peter B. Babin       70,000  $236,495(4)  180,120/30,000    $332,850/0
Thomas A. Loucks    149,720  $579,902(5)   75,920/10,000    $      0/0
Karen P. Gross       17,000  $ 60,571(6)   74,525/20,000    $ 31,066/0
Donald Baker              0  $      0      22,575/25,000    $      0/0

(1) Of the total of 860,690 options, 94,848 Non-Incentive Stock Options ("NSOs") are exercisable through December 6, 1999, at $5.375/share; 66,138 NSOs are exercisable through December 7, 2000, at $5.375/share; 297,800 Incentive Stock Options ("ISOs")are exercisable through December 21, 2001, at $0.125/share; 21,944 ISOs are exercisable through December 6, 2004, at $5.375/share; 20,328 ISOs are exercisable through December 7, 2005, at $5.375/share, 79,228 NSOs are exercisable through December 10, 2006, at $5.375/share; 15,395 ISOs are exercisable through December 10, 2006, at $5.375/share; 99,656 NSOs are exercisable through October 3, 2007 at $5.375/share; 35,353 ISOs are exercisable through October 3, 2007 at $5.375/share; 90,100 ISOs are exercisable through November 17, 2008, at $4.594/share; and 39,900 NSOs are exercisable through November 17, 2008, at $4.594/share.

(2) Value calculated based on closing "sale" price as reported on The Nasdaq National Market ("NASDAQ"), on the last day of our fiscal year, June 30, 1999, of $4.563/share.

(3) Based on the difference between the exercise price and the closing "sale" price as reported on NASDAQ, on the dates of exercise.

(4) Based on the difference between the exercise price and the closing "sale" price as reported on NASDAQ, on the dates of exercise.

(5) Based on the difference between the exercise price and th closing "sale" price as reported on NASDAQ, on the dates of exercise.

(6) Based on the difference between the exercise price and the closing "sale" price as reported on NASDAQ, on the date of exercise.

Compensation To Directors

          During fiscal 1999, each non-employee director of the Company received an annual fee of $12,000 for service as a director.

          Pursuant to the Company's Equity Incentive Plan, each non-employee director of the Company is granted annually an NSO to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Accordingly, on November 17, 1998, each non-employee director of the Company was granted 5,000 NSOs, at an exercise price of $4.594 per share. Such options have a ten year term and are exercisable immediately with respect to 2,500 shares and after 12 months with respect to the other 2,500 shares.


Employment Contracts

          Officers of the Company (Messrs. Dempsey, Babin, Loucks and Ms. Gross) are employed pursuant to an employment contract providing for salary at current salary levels. Each of the employment contracts is renewable, for a term of 12 months, in February 1999. Pursuant to each of the employment contracts, salary and benefits are to be continued for 12 months following such employee's involuntary termination, or following such employee's voluntary termination after a "change in control" event.
A change in control event, as defined in the employment contracts, will occur upon: (1) the acquisition, directly or indirectly, by any person or related group of persons, of beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities; (2) a change in the composition of the Board over a period of eighteen
(18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such period, or
(B) have been unanimously elected or nominated by the Board for election as directors during such period; (iii) a stockholder-approved merger or consolidation to which the Company is a party and in which (A) the Company is not the surviving entity, or (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or
(iv) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.


Board Compensation Committee Report on Executive Compensation

          The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering the policies that govern the compensation for the executive officers of the Company. The Compensation Committee evaluates the performance of management and recommends to the full Board of Directors the compensation level for all officers and key employees. The Compensation Committee also administers the Company's Equity Incentive Plan and determines the amount of stock options granted to officers and key employees. The Committee is comprised of three outside directors appointed annually by the Board of Directors.

          The primary objectives of the Company's executive compensation program are: to attract and retain key executives who are critical to the long-term success of the Company by offering compensation packages believed to be appropriate in light of compensation in the industry, to provide an economic framework that will motivate executives to achieve goals consistent with the Company's business strategy, to reward performance that benefits all Stockholders, and to provide a compensation package that recognizes individual results and contributions to the overall success of the Company.

          The Committee's policy objectives are to pay base salaries that are comparable with those paid by the mining industry and bonuses when individual performance or other circumstances warrant special recognition, in the view of the Committee.

          The Committee is responsible for considering various information when reviewing salary levels, as outlined in the Company's
Business Plan, and when making recommendations to the full Board.
When reviewing individual performance of officers of the Company, the Committee also takes into account the views of the Company's
Chairman and Chief Executive Officer. Before or at the end of each year, the Committee evaluates each individual officer's performance in order to determine whether to recommend the payment of bonuses and/or options and, if so, the amount of each such bonus and/or options.

          In making recommendations concerning executive compensation, the Committee reviews individual executive compensation, individual performance, corporate performance, stock price appreciation, and total return to Stockholders for the Company. The salary levels of the Company's executives and officers are usually established by the Board of Directors at its June meeting.

          The Committee also reviews and approves stock option awards, under the Company's Equity Incentive Plan. The purpose of stock option awards is to provide key employees with an incentive to continue as employees of the Company over a long term, and to align such employees' long range interests with those of the Stockholders by providing the opportunity of having an equity interest in the Company, i.e., to receive compensation based on an increase in the Company's Common Stock price. The Committee grants stock option awards based on salary, level of responsibility, and performance.
All stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant. Incentive
Stock Options vest in one year and have a 10-year term.   Non-
Incentive Stock Options typically vest on the first anniversary of the date of grant and have a 10-year term.

          During the fiscal year ended June 30, 1999, options to acquire 130,000 shares were awarded to officers of the Company and options to acquire 39,000 shares were awarded to employees of the Company who are not officers or directors.

          Chief Executive Officer. In evaluating the performance and setting the compensation of the Chairman and Chief Executive
Officer, the Committee took into account the base salaries of chief executive officers of other mining companies, including those companies that are listed in the Cumulative Total Shareholder
Return Chart, and the assessment of Mr. Dempsey's individual performance, including his leadership with respect to the development of long-term business strategies for the Company to improve its economic value. The Committee also took into account the longevity of Mr. Dempsey's service to the Company and its belief that Mr. Dempsey is an excellent representative of the Company to the public by virtue of his stature in the community and the industry in which the Company operates.

          The Committee believes that the Chairman and Chief Executive Officer, as well as the other officers of the Company, are strongly motivated and are dedicated to the growth of the Company and to increasing stockholder value. Because of the leadership provided by the Chairman and other officers of the Company, the Committee felt that bonuses should be awarded for the Chairman as well as the other officers of the Company. Therefore, in fiscal 1999, a bonus of $60,000 was awarded to the Chairman, and bonuses totaling
$125,000 were awarded to the other officers. A salary increase of $10,000 was given to the Chairman and small increases were given to the other officers of the Company in fiscal 1999.

This Report has been provided by the Compensation Committee:

John W. Goth, Chairman, James W. Stuckert, and Pierre Gousseland


Pension Plans

          In fiscal 1994, the Company established a variation of a Simplified Employee Pension ("SEP") Plan, known as a Salary Reduction/Simplified Employee Pension Plan ("SARSEP"). Management chose this Plan because of regulatory compliance simplicity, avoidance of significant administrative expense, availability of substantial tax-advantaged investment opportunities, and relative freedom from significant vesting or other limitations. Under this Plan, the Company may contribute to a designated IRA account, on an annual basis, up to 15% of each employee-participant's base compensation. Each such contribution would, within limits, be a deductible expense to the Company; would be free of federal income taxation as to the employee; and would be subject to continuing investment, on a tax-deferred basis, until assets are actually distributed to the employee. All employees of Royal Gold are eligible to participate in the Company's SEP Plan.

Performance Graph

          The following graph compares the cumulative total return on Royal Gold's Common Stock with the cumulative total return of two other stock market indices: Standard and Poor's 500 Index and Standard and Poor's Gold Mining Index.

            CUMULATIVE TOTAL SHAREHOLDER RETURN CHART

                   6/30   06/30   06/30   06/30    06/30    06/30
                   1994   1995    1996    1997     1998     1999
Royal Gold         $100   $100    $160    $105     $ 62     $ 56
S&P 500 Index      $100   $126    $159    $214     $278     $342
S&P Gold Mining    $100   $105    $111    $ 87     $ 66     $ 60
  Mining Index

Royal Gold Price   $8.13  $8.13   $13.00   $8.50    $5.00    $4.56


(i) S & P 500 Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the 500 equity issues that make up the Standard and Poor's 500 Index.

(ii) S & P Gold Mining Index. Represents the return an investor would have secured (assuming reinvestment of all dividends) on the basis of an investment of $100 in the five equity issues that make up the Standard and Poor's Gold Mining Index (Barrick Gold Corporation, Battle Mountain Gold Company, Homestake Mining Company, Newmont Gold Company, and Placer Dome Inc.).

(iii) The material in this chart is not "soliciting material," is not deemed "filed" with the Commission, and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 2.

          PROPOSAL TO AMEND THE EQUITY INCENTIVE PLAN
   TO INCREASE THE NUMBER OF SHARES AVAILABLE UNDER THE PLAN

          Introduction. At the Annual Meeting held in December 1996, the Stockholders approved the Equity Incentive Plan ("the Plan").
At present there are no shares available for the grant of options or other awards under the Plan. The purpose of the Plan is to attract and retain directors, officers, other employees, and consultants of the Company and to provide such persons with incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value. The
Equity Incentive Plan replaced all previous plans the Company had in effect at the time, namely the Employee Stock Option Plan for key employees and the Directors Stock Option Plan for directors of the Company. The Equity Incentive Plan expires on November 6, 2006. Except as otherwise indicated, all references herein to the Plan are to the Plan as amended by this Proposal.

          Plan Administration. The Plan is administered by the Board or a committee of non-employee directors designated by the Board
(the "Committee"). Subject to the terms of the Plan and applicable law, the Board or the Committee (i) determines the persons to whom awards are granted, the types of awards granted, the number of shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, awards granted, and the terms and conditions of any award under the Plan, and (ii) interprets and administers the Plan.

          Awards Available under the Plan; Eligibility. Awards granted under the Plan may consist of options to purchase Common Stock, stock appreciation rights ("SARs") (rights to receive an amount equal to the excess of the fair market value of a certain number of option shares on the date of exercise of the SAR over the exercise price of the related option, in lieu of exercising the related option to purchase such shares), and supplemental cash bonuses (reimbursing the recipient for tax liabilities associated with the exercise of an option or SAR). Except for awards under the Automatic Stock Option Program for non-employee directors and ISOs, all awards are discretionary and may be granted to any employee, non-employee director or consultant of the Company or any subsidiary. As of September 30, 1999, the Company and the participating subsidiaries had approximately 12 employees, 7 non-employee directors and 1 consultant. Stock options granted under the Plan may be incentive stock options ("ISOs") intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not intended to be ISOs ("NSOs"). ISOs may be granted only to persons who are employees of the Company or a subsidiary. NSOs may be granted to employees, non-employee directors or consultants. Under the Plan as amended pursuant to this Proposal, there will be 1,300,000 shares of Common Stock available for awards under the Plan. Currently, all 800,000 shares authorized for issuance under the Plan are subject to existing awards, leaving no shares available for new awards.

The following is a description of the permissible terms of awards under the Amended Plan. Individual awards may be more restrictive as to any or all of the permissible terms described below.

            Exercise or Grant Price. The Board or the Committee establishes the exercise price of the options and the grant price of SARs at the time such award is granted. For an ISO, the exercise price per share must not be less than the fair market value of a share of Common Stock on the date of grant. If an employee owns or is deemed to own more than 10% of the combined voting power of all classes of stock of the Company, any ISOs granted to such employee must have an exercise price of at least 110% of the fair market value of the shares on the date of grant. At October 8, 1999, the closing price of the Company's Common Stock on NASDAQ was $5.25 per share.

            Consideration for Awards; Payment. Payment for shares or other securities to be delivered pursuant to the Plan may be made by such method or methods and in such form or forms as the Board or the Committee determines, including cash, shares, or any combination thereof. The Board or the Committee may pay a SAR, upon exercise, in cash,

            Common Stock or a combination thereof. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

            Vesting; Term. The Board or the Committee determines any vesting period for options or SARs, except that (i) for automatic grants of options to non-employee directors (as described below under "Automatic Grants to Non-Employee Directors"), the vesting period with respect to fifty percent (50%) of each grant is twelve months after the date of grant, and (ii) SARs may not be exercised unless the stock subject to the related option has a fair market value exceeding the applicable exercise price. The Board or the Committee also determines the expiration date of each award, except that the term of options must not exceed ten years after the date of grant and the term of any ISO granted to a person holding more than ten percent of the Common Stock on the grant date may not be more than five years from the date of grant. Upon a change of control, the vesting of all awards outstanding under the Plan accelerates and each award becomes fully exerciseable.

            Restrictions on Transferability. Awards other than ISOs are transferable only to the extent provided in any award agreement. ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, except that a beneficiary of the ISO upon the grantee's death may be designated. In addition, the ISOs may be exercised during the lifetime of the grantee only by the grantee.

            Automatic Grants to Non-Employee Directors. Each non-employee director of the Company is automatically granted, after serving a full fiscal year on the Board, and after each fiscal year for which he or she serves thereafter, NSOs to purchase 5,000 shares of Common Stock.

            Adjustment Provisions. If the Board or the Committee determines that any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Board or Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Board or Committee will, in such manner as it deems equitable, adjust any or all of the number of shares or the kind of equity securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted or which are subject to outstanding awards and the grant or exercise price with respect to any award or provide for a cash payment to holders of outstanding awards, subject to the terms of the Plan.

            Termination of Employment. Both ISOs and NSOs are exercisable by the holder only during the holder's employment or service and within three months thereafter for ISOs (except in the event of death, in which case the employee's estate may exercise the options within twelve months thereafter) and within twelve months thereafter for NSOs.

          Plan Amendments.   The Board may amend the Plan at any time
or may terminate it without approval of the stockholders, except that stockholder approval is required for any (1) amendment which increases the number of shares for which awards may be granted, and (2) changes in the designation of the class of persons eligible to receive awards under the Plan. However, no action by the Board of Directors or Stockholders may alter or impair any option previously granted without the consent of the optionee.

          Except as described under "Automatic Grants to Non-Employee Directors" above, the participants in the Plan are selected by the Board or the Committee and management in their discretion.
Thus, except for the non-employee directors qualifying for Automatic Stock Option Program Grants, it is not possible to indicate the number or names of positions or participants who may receive awards under the Plan and no allocation or other determination has been made as to the types or amounts of awards that may be made. During 1998, (i) options to purchase 174,000 shares were granted to employees, including options to purchase 135,000 shares granted to current executive officers as a group;
(ii) no SARs were granted to employees or to the current executive officers; and (iii) supplemental bonus awards totaling $245,750 were granted to employees, including $185,000 granted to current executive officers. During 1998, options to purchase
5,000 shares were granted to directors who are not executive officers. The nominees for directors pursuant to Proposal 1 herein were non-employee directors during 1998 and received standard option grants under the Automatic Stock Option Program.
For additional information on awards in 1998 to the named executive officers, refer to the tables on pages 11 and 12. No associate of any such persons (other than Company employees) received any awards during 1998 and no other person received five percent of such awards.

          Federal Income Tax Consequences of the Amended Plan. The following is a general summary of the federal income tax consequences that may apply to recipients of options, SARs, or supplemental bonus awards under the Plan. Because the application of tax laws may vary according to individual circumstances, a participant should seek professional tax advice concerning the tax consequences to him or her of participating in the Plan, including the potential application and effect of state, local and foreign tax laws and estate and gift tax considerations.

            Incentive Stock Options.   A participant who is granted
            an ISO recognizes no taxable income when the ISO is granted. Generally, no taxable income is recognized upon exercise of an ISO unless the alternative minimum tax applies as described below. However, a participant who exercises an ISO recognizes a taxable gain or loss when the participant sells his or her shares. Any gain or loss recognized on the sale of shares acquired upon exercise of an ISO is taxed as long-term capital gain or loss if the shares have been held for more than one year after the option was exercised and for more than two years after the option was granted. For most participants, long-term capital gain will be taxed at a rate of 20%.
            If a participant is entitled to long-term capital gain treatment upon a sale of the stock, the Company will not be entitled to any deduction with respect to the ISO shares. If the participant disposes of the shares before the required holding periods have elapsed (a "disqualifying disposition"), the participant is taxed as though he or she had exercised an NSO, except that the compensation income on exercise of the option is recognized in the year of the disqualifying disposition and generally may not exceed the excess of the amount realized in the sale of the stock over the option price.

            Effect of Alternative Minimum Tax. The difference between the option price and the fair market value of the shares on the date of exercise of an ISO will be a tax preference item for alternative minimum tax ("AMT") purposes and may give rise to an AMT liability for certain taxpayers. AMT is payable if and to the extent that it exceeds the taxpayer's regular tax liability. Subject to certain limitations, any AMT paid may be credited against a taxpayer's regular tax liability in subsequent tax years. In addition, special rules may apply with respect to (i) certain subsequent sales of the shares in a disqualifying disposition, and (ii) certain basis adjustments in computing the alternative minimum taxable income on a subsequent sale of the shares.

            Non-Statutory Stock Options. The tax treatment of NSOs differs significantly from the tax treatment of ISOs. A participant generally recognizes no taxable income as the result of the grant of an NSO. Upon exercise of an NSO, the participant normally recognizes ordinary income in the amount of the difference between the option price and the fair market value of the stock on that date. If the participant is an employee of the Company, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of an NSO, any gain or loss, based on the difference between the sale price and the fair market value on the date of recognition of income, will be taxed as a capital gain or loss. A capital gain or loss will be long-term if the optionee has held the shares more than twelve months from the date of recognition of income. For most participants, long-term capital gain will be taxed at a rate of 20%. The Company should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of the NSO. If the participant is subject to
            Section 16(b) of the Exchange Act, the date for measuring taxable income potentially may be deferred for up to six months after the date of exercise unless the optionee makes an election under Section 83(b) of the Code within 30 days after exercise. If a Section 83(b) election is made, the participant will be taxed currently upon exercise of the NSO in an amount equal to the excess, if any, of the fair market value of the shares at that time over the option price. Any future appreciation in the shares will be treated as capital gain upon the sale or exchange of the shares.

            Stock Appreciation Rights and Supplemental Bonuses.   A
            participant recognizes ordinary income upon the exercise of an SAR or receipt of a supplemental bonus equal to the amount or value of the payment received. The Company generally receives a deduction for amounts it pays in connection with SARs and supplemental bonuses.

            Withholding. The Company's obligation to deliver shares of Common Stock on the exercise of stock options under the Plan is subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements. The Company may withhold any taxes required by any federal, state, or local law or regulation in connection with any stock option or other award under the Plan, including withholding of any portion of any payment or withholding from other compensation payable to the participant, unless such person reimburses the Company for such amount. The Board may provide holders of NSOs with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of such stock options. Such right may be provided to any such holder by (i) the election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such NSOs, a number of shares with an aggregate fair market value equal to the amount of taxes due as designated by such holder; or (ii) the election to deliver to the Company, at the time the NSO is exercised, shares of Common Stock previously acquired by such holder with an aggregate fair market value equal to the amount of taxes due as designated by such holder.

          Proposed Amendment. At a Board of Directors meeting held on September 8, 1999, the Board of Directors approved a resolution to amend Article VI of the Plan, to increase the number of shares for which awards may be granted under the Plan from 800,000 to 1,300,000. There are no shares currently available for grant under the Plan.

Awards under the Plan are made so that the Company can attract and retain key employees, provide an economic framework that will motivate employees to achieve goals consistent with the Company's business strategy, reward performance that benefits all Stockholders, and provide a compensation package that recognizes individual results and contribution to the overall success of the Company. In order to maintain the above-mentioned goals of the Company, the Board of Directors is requesting that the number of shares that are reserved for issuance of awards under the Plan be increased by an additional 500,000 shares.

The Stockholders are asked to approve an amendment to
Article VI of the Equity Incentive Plan to increase the number of shares of Common Stock subject to such Plan by 500,000, from 800,000 to 1,300,000 shares.

Vote Required For Approval And Recommendation. The affirmative vote of sixty percent (60%) of the shares that are represented at a meeting at which a quorum is present is required for approval of the Amendment to the Equity Incentive Plan proposal. The Board of Directors believes that this increase in the number of shares to be subject to options available under the Plan is in the best interest of the Company and its Stockholders and recommends its approval.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A
         VOTE "FOR" THE AMENDMENT TO THE COMPANY'S EQUITY
                          INCENTIVE PLAN

PROPOSAL 3.

             INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          The Board of Directors recommends that the Stockholders ratify the appointment of PricewaterhouseCoopers LLP, independent certified public accountants, to audit the consolidated financial statements of the Company for the fiscal year ended June 30, 2000.

          The ratification of the appointment of
PricewaterhouseCoopers is being submitted to the Stockholders because the Board of Directors believes this to be a good corporate practice. Should the Stockholders fail to ratify this appointment, the Board of Directors will review the matter.

          Representatives of PricewaterhouseCoopers are expected to attend the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they so desire, and will have an opportunity to respond to appropriate questions from the Stockholders.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
   THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS
              AS INDEPENDENT AUDITORS OF THE COMPANY.


                           OTHER MATTERS

          The Board of Directors knows of no other matters to be brought before the Meeting. However, if other matters should come before the Meeting, it is the intention of each person named in the Proxy to vote such Proxy in accordance with his judgment on such matters.


                       STOCKHOLDER PROPOSALS

          Stockholder proposals intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at its principal executive office in Denver, Colorado, by March 18, 2000, if such proposals are to be considered timely and included in the proxy materials for the 2000 Annual Meeting of Stockholders. The inclusion of any Stockholder proposal in the proxy materials for the 2000 Annual Meeting of Stockholders will be subject to applicable rules of the Securities and Exchange Commission.

          Proxies for the 2000 Annual Meeting of Stockholders will confer discretionary authority to vote with respect to all matters of which the Company does not receive notice by August
31, 2000.

                             BY ORDER OF THE BOARD OF DIRECTORS

                             /s/

                             Karen P. Gross
                             Vice President & Corporate Secretary

Denver, Colorado
October 13, 1999

Upon the written request of any record holder or beneficial owner of Common Stock entitled to vote at the Annual Meeting, the Company will provide, without charge, a copy of its Annual Report on Form 10-K including financial statements and any required financial statement schedules, as filed with the Securities and Exchange Commission for the fiscal year ended June 30, 1999. Requests for a copy of such Annual Report should be mailed to Karen P. Gross, Vice President & Corporate Secretary, Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202-1132, or send your request by e-mail to kgross@royalgold.com.

                            APPENDIX A

                         ROYAL GOLD, INC.

                       EQUITY INCENTIVE PLAN


                             ARTICLE I
                              PURPOSE

          The purpose of the Royal Gold, Inc. Equity Incentive Plan (the "Plan") is to attract and retain directors, officers, other employees, and consultants of Royal Gold, Inc. and its Subsidiaries and to provide such persons with incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in stockholder value.


                            ARTICLE II
                       STRUCTURE OF THE PLAN

          The Plan is divided into four separate programs:

          A. The Discretionary Stock Option Grant Program under which eligible persons may, at the discretion of the Board, be granted Stock Options;

          B. The Automatic Stock Option Grant Program under which eligible non-employee Board members shall automatically receive an annual grant of 5,000 Stock Options;

          C. The Stock Appreciation Rights Program under which eligible persons may, at the discretion of the Board, be granted rights to receive payment, in cash, Common Stock, or a combination thereof, of the redemption value of a specified number of shares of Common Stock then purchasable under a Stock Option; and

          D. The Supplemental Bonus Program under which eligible persons may, at the discretion of the Board, be granted a right to receive payment, in cash, shares of Common Stock, or a combination thereof, of a specified amount.


                            ARTICLE III
                            DEFINITIONS

          As used in this Plan:

          "10% Stockholder" shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary.

          "Award" shall mean a grant made under this Plan in the form of Stock Options, Stock Appreciation Rights or Supplemental
Bonuses.

          "Board" shall mean the Company's Board of Directors.

          "Change in Control" shall mean a change in ownership or control of the Company effected through any of the following transactions:

                      (i) the acquisition, directly or indirectly by any person or related group of persons, of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities;

                      (ii) a change in the composition of the Board over a period of eighteen (18) consecutive months or less such that fifty percent (50%) or more of the Board members cease to be directors who either (A) have been directors continuously since the beginning of such period or (B) have been unanimously elected or nominated by the Board for election as directors during such period;

                      (iii)  a stockholder-approved merger or
          consolidation to which the Company is a party and in which
          (A) the Company is not the surviving entity or
          (B) securities possessing more than thirty percent (30%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction; or

                      (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Corporation.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean any committee consisting of one or more directors of the Company appointed by the Board to take action with respect to this Plan.

          "Common Stock" shall mean the Company's common stock, $.01 par value.

          "Company" shall mean Royal Gold, Inc.

          "Date of Grant" shall mean the date specified by the Board on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Board takes action with respect thereto.

          "Employee" shall mean an individual who is in the employ of the Company or any Subsidiary.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" of a share of Common Stock shall mean the average of the representative closing bid and asked prices, as quoted through Nasdaq, for the date in question, or, if the Common Stock is listed on the Nasdaq National Market System or a national stock exchange, the officially-quoted closing price on the Nasdaq National Market System or such exchange for the date in question. In the event the Common Stock is not traded publicly, the Fair Market Value of a share of Common Stock shall be determined, in good faith, by the Board after such consultation with outside legal, accounting and other experts as the Board may deem advisable, and the Board shall maintain a written record of its method of determining such value.

          "Incentive Stock Option" shall mean shall mean a Stock
Option that (i) qualifies as an "incentive stock option" under
Section 422 of the Code or any successor provision and (ii) is intended to be an incentive stock option.

          "Non-Employee Director" shall mean a director of the Company who meets the definition of (i) a "non-employee director" set forth in SEC Rule 16b-3, as amended, or any successor rule and (ii) an "outside director" set forth in Treasury
Regulation 1.162-27, as amended, or any successor rule.

          "Non-Statutory Option" shall mean a Stock Option that
(i) does not qualify as an "incentive stock option" under Section
422 of the Code or any successor provision or (ii) is not intended to be an incentive stock option.

          "Optionee" shall mean the person so designated in an agreement evidencing an outstanding Stock Option.

          "Option Price" shall mean the purchase price payable by a Participant upon the exercise of a Stock Option.

          "Participant" shall mean a person who is selected by the Board to receive benefits under this Plan and (i) is at that time a director, officer or other Employee of the Company or any Subsidiary, (ii) is at that time a consultant or other independent advisor who provides services to the Company or a Subsidiary, or (iii) has agreed to commence serving in any capacity set forth in (i) or (ii) of this definition.

          "Plan" shall mean the Company's Equity Incentive Plan as set forth herein.

          "Plan Effective Date" shall mean November 6, 1996, the date on which this Plan was approved by the Company's Board.

          "Redemption Value" shall mean the amount, if any, by which the Fair Market Value of one share of Common Stock on the date on which the Stock Option is exercised exceeds the Option Price for such share.

          "SEC" shall mean the U.S. Securities and Exchange
Commission and any successor thereto.

          "Stock Option" shall mean a right granted under the Plan to a Participant to purchase Common Stock at a stated price for a specified period of time.

          "Stock Appreciation Right" shall mean a right to receive payment, in shares of Common Stock, cash or a combination of shares of Common Stock and cash, of the Redemption Value of a specified number of shares of Common Stock then purchasable under a Stock Option.

          "Subsidiary" shall mean a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any subsidiary corporation of the Company as defined in Section 424(f) of the Code.

          "Supplemental Bonus" shall mean the right to receive payment, in shares of Common Stock, cash, or a combination of shares of Common Stock and cash, of an amount determined pursuant to Article X of this Plan.


                            ARTICLE IV
                    ADMINISTRATION OF THE PLAN

          A. Delegation to the Committee. This Plan shall be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a Committee. To the extent of such delegation, references in this Plan to the Board shall also refer to a Committee. Members of a Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The action of a majority of the members of a Committee present at any meeting, or acts unanimously approved in writing, shall be the acts of the Committee.

          B. Powers of the Board and the Committee. The Board and, to the extent of the Board's delegation of all or part of its authority under this Plan to a Committee, the Committee shall have full power and authority, subject to the provisions of this Plan, to establish such rules and regulations as it may deem appropriate for proper administration of this Plan and to make such determinations under, and issue interpretations of, the provisions of this Plan and any outstanding Awards as it may deem necessary or advisable. In addition, the Board and, to the extent of the Board's delegation of all or part of its authority under this Plan to the Committee, the Committee shall have full power and authority to administer and interpret the Plan and make modifications as it may deem appropriate to conform the Plan and all actions pursuant to the Plan to any regulation or to any change in any law or regulation applicable to this Plan.

          C. Actions of the Committee. All actions taken and all interpretations and determinations made by the Board in good faith (including determinations of Fair Market Value) shall be final and binding upon all Participants, the Company and all other interested persons. No director or member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all directors and members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

          D. Awards to Officers and Directors. Any Committee approving any Award to an officer or director of the Company, as defined in SEC Rule 16b-3 or any successor rule, shall be composed entirely of two or more Non-Employee Directors; provided, however, that if such Committee is not composed as such, the Board shall have the right to take such action with respect to any Award to an officer or director as it deems necessary or advisable to comply with SEC Rule 16b-3 and any related rules, including but not limited to seeking shareholder ratification of such Award or imposing a six-month period prior to sale of the Award or any shares of Common Stock underlying the Award.


                             ARTICLE V
                            ELIGIBILITY

          A. Discretionary Stock Option Grant Program, Stock Appreciation Rights Program and Supplemental Bonus Program. The persons eligible to participate in the Discretionary Stock Option Grant Program, the Stock Appreciation Rights Program and the Supplemental Bonus Program are as follows:

          1.   Employees of the Company or a Subsidiary;

          2. Members of the Board who are not Employees of the Company or a Subsidiary; and

          3. Consultants and other independent advisors who provide services to the Company or a Subsidiary.

          B. Automatic Stock Option Grant Program. Only members of the Board who are not Employees of the Company are eligible for the Automatic Stock Option Grant Program.

          C. Selection of Participants. The Board shall from time to time determine the Participants to whom Awards shall be granted pursuant to the Discretionary Stock Option Grant Program, the Stock Appreciation Rights Program and the Supplemental Bonus
Program.


                            ARTICLE VI
                  SHARES AVAILABLE UNDER THE PLAN

          A. Maximum Number. The number of shares of Common Stock issued or transferred and covered by outstanding awards granted under this Plan shall not in the aggregate exceed 1,300,000 shares of Common Stock, which may be Common Stock of original issuance or Common Stock held in treasury or a combination thereof. The Company shall at all times during the term of the Plan and while any Stock Options are outstanding retain as authorized and unissued Common Stock, or as treasury Common
Stock, at least the number of shares of Common Stock required under the provisions of this Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

          B. Unused and Forfeited Stock. Any shares of Common Stock that are subject to an Award under this Plan that are not used because the terms and conditions of the Award are not met, including any shares of Common Stock that are subject to a Stock Option that expires or is terminated for any reason, any shares of Common Stock that are used for full or partial payment of the Option Price of shares of Common Stock with respect to which a Stock Option is exercised and any shares of Common Stock withheld by the Company in satisfaction of the withholding taxes incurred in connection with the exercise of a Stock Option shall automatically become available for use under this Plan. Notwithstanding the foregoing, with respect to any shares of Common Stock withheld by the Company in satisfaction of the withholding taxes incurred with the exercise of Incentive Stock Options, the number of shares of Common Stock available for issuance under this Plan shall be reduced by the number of shares so withheld.

          C. Capital Changes. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (a) the maximum number and/or class of securities issuable under the Plan, (b) the number and/or class of securities for which any one person may be granted
Awards under this Plan per calendar year, (c) the number and/or class of securities for which grants are subsequently to be made pursuant to Article VI of this Plan, and (d) the number and/or class of securities and the Option Price per share in effect under each outstanding option under this Plan. Such adjustments to the outstanding options are to be effected in a manner that shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Board shall be final, binding and conclusive.


                            ARTICLE VII
             DISCRETIONARY STOCK OPTION GRANT PROGRAM

          A. Discretionary Grant of Stock Options to Participants. The Board may from time to time authorize grants to Participants of options to purchase shares of Common Stock upon such terms and conditions as the Board may determine in accordance with the following provisions:

               1. Each grant shall specify the number of shares of Common Stock to which it pertains;

               2.   Each grant shall specify the Option Price per share;

               3. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable shares of Common Stock, which are already owned by the Optionee and have a Fair Market
               Value at the time of exercise that is equal to the Option Price, (iii) a recourse promissory note in favor of the Company, (iv) any other legal consideration that the Board may deem appropriate and
               (v) any combination of the foregoing;

               4. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates;

               5. Any grant may provide that shares of Common Stock issuable upon the exercise of a Stock Option shall be subject to restrictions whereby the Company has the right or obligation to repurchase all or a portion of such shares if the Participant's service to the Company is terminated before a specified time, or if certain other events occur or conditions are not met;

               6. Successive grants may be made to the same Participant regardless of whether any Stock Options previously granted to the Participant remain unexercised;

               7. Each grant shall specify the period or periods of continuous service by the Optionee to the Company or any Subsidiary that are necessary before the Stock
               Option or installments thereof shall become exercisable;

               8. All Stock Options that meet the requirements of the Code for incentive stock options shall be Incentive Stock Options unless (i) the option agreement clearly designates the Stock Options granted thereunder, or a specified portion thereof, as a Non-Statutory Option, or (ii) a grant of Incentive Stock Options to the Participant would be prohibited under the Code or other applicable law;

               9. No Stock Option granted pursuant to this Section may be exercised more than 10 years from the Date of Grant; and

               10. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.


          B. Special Terms Applicable to Incentive Stock Options. The following additional terms shall be applicable to all Incentive Stock Options granted pursuant to this Plan. Stock
Options that are specifically designated as Non-Statutory Options shall not be subject to the terms of this Section.

               1. Incentive Stock Options shall be granted only to Employees of the Company or a Subsidiary;

               2. The Option Price per share shall not be less than the Fair Market Value per share of Common Stock on the Date of Grant;

               3. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective Date(s) of Grant) with respect to which Incentive Stock Options granted to any Employee under the Plan (or any other plan of the Company or a Subsidiary) are exercisable for the first time during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such Stock Options that become exercisable for the first time in the same calendar year, the foregoing limitation on the treatment of such Stock Options as Incentive Stock Options shall be applied on the basis of the order in which such Stock Options are granted; and

               4. If any Employee to whom an Incentive Stock Option is granted is a 10% Stockholder, then the Option Price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the Date of Grant, and the option term shall not exceed five (5) years measured from the Date of Grant.


                           ARTICLE VIII
               AUTOMATIC STOCK OPTION GRANT PROGRAM

          A. Automatic Grant of Stock Options to Certain Directors. Each director of the Company who is not an Employee and serves as a director for a full fiscal year shall be granted in
consideration for such director's service for that year a Non-
Statutory Option to purchase 5,000 shares of Common Stock.   Each
such Non-Statutory Option shall be granted upon such terms and conditions as the Board may determine in accordance with the following provisions:

               1. Each Stock Option granted pursuant to this Article shall be granted within thirty (30) days following the date of the annual meeting of the Company's stockholders for the relevant fiscal year.

               2. Each grant shall specify the Option Price per share, which Option Price shall be the Fair Market Value per share of Common Stock on the Date of Grant;

               3. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent acceptable to the Company, (ii) nonforfeitable shares of Common Stock, which are already owned by the Optionee and have a Fair Market
               Value at the time of exercise that is equal to the Option Price, (iii) a recourse promissory note in favor of the Company, (iv) any other legal consideration that the Board may deem appropriate and
               (v) any combination of the foregoing;

               4. Any grant may provide for deferred payment of the Option Price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which the exercise relates;

               5. Successive grants shall be made to the same director regardless of whether any Stock Options previously granted to the director remain unexercised;

               6. Each Stock Option granted pursuant to this Article shall be exercisable (i) immediately as to fifty percent (50%) of the shares covered thereby, and
               (ii) after twelve months from the Date of Grant as to the remaining shares.

               7. No Stock Option granted pursuant to this Section may be exercised more than 10 years from the Date of Grant; and

               8. Each grant shall be evidenced by an agreement, which shall be executed on behalf of the Company by any officer thereof and delivered to and accepted by the Optionee and shall contain such terms and provisions as the Board may determine consistent with this Plan.


                            ARTICLE IX
                 STOCK APPRECIATION RIGHTS PROGRAM

          A. Grant of Appreciation Rights. The Board may, from time to time, grant Stock Appreciation Rights to a Participant with respect to not more than the number of shares of Common Stock that are, or may become, purchasable under any Stock Option held by the Participant. The Committee may, in its sole discretion, specify the terms and conditions of such rights, including without limitation the date or dates upon which such rights shall expire and become void and unexercisable; provided, however, that in no event shall such rights expire and become void and unexercisable later than the time when the related Stock Option is exercised, expires or terminates. Each Participant to whom Stock Appreciation Rights are granted shall be given written notice advising him of the grant of such rights and specifying the terms and conditions of the rights, which shall be subject to all the provisions of this Plan.

          B.   Exercise of Stock Appreciation Rights.  Subject to
Section IX.C, and in lieu of purchasing shares of Common Stock upon the exercise of a Stock Option held by a Participant, a Participant may elect to exercise the Stock Appreciation Rights, if any, such Participant has been granted and receive payment of the Redemption Value of all, or any portion, of the number of shares of Common Stock subject to such Stock Option with respect to which such Participant has been granted Stock Appreciation Rights; provided, however that the Stock Appreciation Rights may be exercised only when the Fair Market Value of the Common Stock subject to such Stock Option exceeds the Option Price of the Stock Option. A Participant shall exercise his Stock Appreciation Rights by delivering a written notice to the Board specifying the number of shares with respect to which he exercises Stock Appreciation Rights and agreeing to surrender the right to purchase an equivalent number of shares of Common Stock subject to his Stock Option. If a Participant exercises Stock Appreciation Rights, payment of his Stock Appreciation Rights shall be made in accordance with Section IX.C. on or before the 90th day after the date of exercise of the Stock Appreciation Rights.

          C. Form of Payment. If a Participant elects to exercise Stock Appreciation Rights as provided in Section IX.B., the Board may, in its sole discretion, elect to pay any part of all of the Redemption Value of the shares with respect to which the Participant has exercised Stock Appreciation Rights in (i) cash,
(ii) shares of Common Stock, or (iii) any combination of cash and shares of Common Stock. The Board's election pursuant to this
Section IX.C. shall be made by giving written notice to the Participant within said 90-day period, which notice shall specify the portion which the Board elects to pay in cash, shares of Common Stock or a combination thereof. In the event any portion is to be paid in shares of Common Stock, the number of shares to be delivered shall be determined by dividing the amount that the Board elects to pay in shares of Common Stock by the Fair Market Value of one share of Common Stock on the date of exercise of the Stock Appreciation Rights. Any fractional share resulting from any such calculation shall be disregarded. Said shares, together with any cash payable to the Participant, shall be delivered within said 90-day period.

                             ARTICLE X
                    SUPPLEMENTAL BONUS PROGRAM

          The Board, either at the time of grant or at any time prior to exercise of any Non-Statutory Option or Stock Appreciation
Right relating thereto, may provide for a Supplemental Bonus from the Company or a Subsidiary in connection with a specified number of shares of Common Stock then purchasable, or which may become purchasable, under such Non-Statutory Option, or a specified number of related Stock Appreciation Rights that may be or become exercisable. Such Supplemental Bonus shall be payable in cash upon the exercise of the Non-Statutory Option or related Stock Appreciation Rights with regard to which such Supplemental Bonus was granted. A Supplemental Bonus shall not exceed the amount necessary to reimburse the Participant for the income tax liability incurred by him upon the exercise of the Non-Statutory Option or upon the exercise of such related Stock Appreciation Rights, calculated using the maximum combined federal and applicable state income tax rates then in effect and taking into account the tax liability arising from the Participant's receipt of the Supplemental Bonus.

                            ARTICLE XI
                      TERMINATION OF SERVICE

          A. Incentive Stock Options. The following provisions shall govern the exercise of any Incentive Stock Options held by any Employee whose employment is terminated:

               1. If the Optionee's employment with the Company is terminated for any reason other than such Optionee's death or disability, all Incentive Stock Options held by the Optionee shall be exercisable, to the extent that such Stock Options were exercisable on the date the Optionee's employment terminated, for a period of three (3) months following such termination of employment.

               2. If the Optionee's employment with the Company is terminated because of such Optionee's death or disability within the meaning of Section 22(e)(3) of the Code, all Incentive Stock Options held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination of employment.

               3. In no event may any Incentive Stock Option remain exercisable after the expiration of the term of the Stock Option. Upon the expiration of any three (3) or twelve (12) month exercise period, as applicable, or, if earlier, upon the expiration of the term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised.

          B. Non-Statutory Options. The following provisions shall govern the exercise of any Non-Statutory Options:

               1. If the Optionee's employment, service on the Board, or consultancy is terminated for any reason other than such Optionee's death or disability, all Non-Statutory Options held by the Optionee shall be exercisable, to the extent such Stock Options were exercisable on the date of such termination, for a period of twelve (12) months following such termination.

               2. If the Optionee's employment, service on the Board, or consultancy is terminated because of such Optionee's death or disability, all Non-Statutory Options held by the Optionee shall become immediately exercisable and shall be exercisable for a period of twelve (12) months following such termination.

               3. In no event may any Non-Statutory Option remain exercisable after the expiration of the term of the Stock Option. Upon the expiration of any twelve (12) month exercise period or, if earlier, upon the expiration of the term of the Stock Option, the Stock Option shall terminate and shall cease to be outstanding for any shares for which the Stock Option has not been exercised for a period of twelve (12) months following such termination.


                            ARTICLE XII
                 TRANSFERABILITY OF STOCK OPTIONS

          During the lifetime of the Optionee, Incentive Stock Options shall be exercisable only by the Optionee and shall not be assignable or transferable; provided, however, that in the event of the Optionee's death, any Stock Option may be exercised by the personal representative of the Optionee's estate, or by the person(s) to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Upon the prior written consent of the Board and subject to any conditions associated with such consent, a Non-Statutory Option may be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. In addition, the Board, in its sole discretion, may allow a Non-Statutory Option to be assigned in other circumstances deemed appropriate. The terms applicable to the assigned portion shall be the same as those in effect for the Stock Option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board may deem appropriate.

                           ARTICLE XIII
                        STOCKHOLDER RIGHTS

          The holder of a Stock Option shall have no stockholder rights with respect to the shares subject to the Stock Option until such person shall have exercised the Stock Option, paid the Option Price and become a holder of record of the purchased shares of Common Stock.


                            ARTICLE XIV
                      ACCELERATION OF VESTING

          The Board may, at any time in its sole discretion, accelerate the vesting of any Award made pursuant to this Plan by giving written notice to the Participant. Upon receipt of such notice, the Participant and the Company shall amend the agreement relating to the Award to reflect the new vesting schedule. The acceleration of the exercise period of an Award shall not affect the expiration date of such Award.


                            ARTICLE XV
                         CHANGE IN CONTROL

          In the event of a Change in Control of the Company, all Awards outstanding under the Plan as of the day before the consummation of such Change in Control shall automatically accelerate for all purposes under this Plan so that each such Award shall become fully exercisable with respect to the total number of shares subject to such Award and may be exercised for any or all of those shares as fully-vested shares of Common Stock as of such date without regard to the conditions expressed in the agreements relating to such Awards.

                            ARTICLE XVI
                CANCELLATION AND REGRANT OF OPTIONS

          The Board shall have the authority to effect, at any and from time to time, with the consent of the affected Optionees, the cancellation of any or all outstanding Stock Options and/or any Stock Appreciation Rights and grant in substitution new Stock Options and/or Stock Appreciation Rights covering the same or different number of shares of Common Stock with an Option Price set, in accordance with Article VII, on the new Date of Grant.


                           ARTICLE XVII
                             FINANCING

          The Board may, in its sole discretion, authorize the Company to make a loan to a Participant in connection with the exercise of a Stock Option, and may authorize the Company to arrange or guaranty loans to a Participant by a third party in connection with the exercise of a Stock Option.


                           ARTICLE XVIII
                          TAX WITHHOLDING

          A. Tax Withholding. The Company's obligation to deliver shares of Common Stock upon the exercise of Stock Options under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

          B. Surrender of Shares. The Board may, in its discretion, provide any or all holders of Non-Statutory Options under the Discretionary Stock Option Grant Program with the right to use shares of Common Stock in satisfaction of all or part of the taxes incurred by such holders in connection with the exercise of such Stock Options. Such right may be provided to any such holder in either or both of the following formats:

               1. The election to have the Company withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option, a portion of those shares with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder; or

               2. The election to deliver to the Company, at the time the Non-Statutory Option is exercised, one or more shares of Common Stock previously acquired by such holder with an aggregate Fair Market Value less than or equal to the amount of taxes due as designated by such holder.


                            ARTICLE XIX
                EFFECTIVE DATE AND TERM OF THE PLAN

          This Plan shall become effective on the Plan Effective Date. This Plan shall terminate upon the earliest of (i) ten
(10) years after the Plan Effective Date, (ii) the date on which all shares available for issuance under the Plan have been issued, or (iii) the termination of all outstanding Awards in connection with a Change in Control. Upon such plan termination, all outstanding Awards shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such Awards.


                            ARTICLE XX
                       AMENDMENT OF THE PLAN

          A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects unless and only to the extent that stockholder approval of such amendments or modifications is required under applicable law. No such amendment or modification shall adversely affect the rights and obligations with respect to Awards outstanding under the Plan at the time of such amendment or modification unless the Participant consents to such amendment or modification.

          B. Stock Options in excess of the number of shares of Common Stock then available for issuance may be granted under this Plan, provided any excess shares actually issued under this Plan shall be held in escrow until such further action, necessary to approve a sufficient increase in the number of shares available for issuance under the Plan, is taken. If such further action is not obtained within 12 months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding, and (ii) the Company shall promptly refund to the Optionees the exercise price paid for any excess shares issued under the Plan and held in escrow, together with interest for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding. If stockholder approval of a sufficient increase in the number of shares subject to the Plan does not occur within 12 months of the grant of any Stock Option intended to be an Incentive Stock Option which is granted pursuant to this Section XX.B. such Stock Option shall be deemed to be a Non-Statutory Option.


                            ARTICLE XXI
                       REGULATORY APPROVALS

          The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock under any Award shall be subject to the Company's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted pursuant to the Plan and the shares of Common Stock issued pursuant to any Award under the Plan. No Stock Option shall be exercisable, no shares of Common Stock or other assets shall be issued or delivered under the Plan, and no transfer of any Non-Statutory Option shall be approved by the Board, unless and until there shall have been compliance with (i) all applicable requirements of Federal and state securities laws, including the filing and effectiveness of a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the shares of Common Stock issuable under the Plan, and (ii) all applicable listing requirements of the NASDAQ National Market.

                           ARTICLE XXII
                   NO EMPLOYMENT/SERVICE RIGHTS

          Nothing in this Plan shall confer upon any Participant any right to continue in service for any period or specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's service at any time for any reason, with or without cause.